FUND SERVICES AGREEMENT

between

SANTA BARBARA GROUP OF MUTUAL FUNDS, INC.

 and

INDEX

1.

APPOINTMENT AND DELIVERY OF DOCUMENTS

2.

DUTIES OF GFS

3.

FEES AND EXPENSES

4.

STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

5.

LIMITATION OF SHAREHOLDER AND DIRECTOR LIABILITY

6.

EXPENSES ASSUMED BY THE CORPORATION

7.

REPRESENTATIONS AND WARRANTIES

8.

CONFIDENTIALITY

9.

PROPRIETARY INFORMATION

10.

ADDITIONAL FUNDS AND CLASSES

11.

ASSIGNMENT AND SUBCONTRACTING

12.

EFFECTIVE DATE, TERM AND TERMINATION

13.

 LIAISON WITH ACCOUNTANTS/ATTORNEYS

14.

MISCELLANEOUS

APPENDIX I

APPENDIX II

APPENDIX III

APPENDIX IV

SANTA BARBARA GROUP OF MUTUAL FUNDS, INC.

FUND SERVICES AGREEMENT

THIS FUND SERVICES AGREEMENT (the “Agreement”) effective as of the 1st day of June, 2010, by and between SANTA BARBARA GROUP OF MUTUAL FUNDS, INC., a Maryland corporation having its principal office and place of business at 1270 Hillcrest Avenue, Pasadena, CA 91106 (the "Corporation") and GEMINI FUND SERVICES, LLC, a Nebraska limited liability company having its principal office and place of business at 4020 South 147th Street, Omaha, Nebraska 68137 (“GFS”).  This Agreement replaces and supersedes all prior understandings and agreements between the parties hereto for the services described below.

WHEREAS, the Corporation is an open-end management investment company registered with the United States Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Corporation is authorized to issue shares (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Corporation offers shares in the series as set forth on Appendix IV attached hereto (each such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 10, being herein referred to as a “Fund,” and collectively as the “Funds”); and

WHEREAS, the Corporation desires that GFS perform the services selected on Appendix IV (collectively the “Services”) for the Funds and GFS is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the Corporation and GFS hereby agree as follows:

1.

APPOINTMENT AND DELIVERY OF DOCUMENTS

(a)

The Corporation, on behalf of each Fund listed in Appendix IV attached hereto, hereby appoints GFS to provide the Services to the Corporation as selected in Appendix IV attached hereto, for the period and on the terms set forth in this Agreement.  GFS accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 3 and Appendix IV of this Agreement.  A description of all the services offered by GFS is set forth on Appendices I – III.

(b)

In connection therewith the Corporation has delivered to GFS copies of:

(i)

the Corporation’s Articles of Incorporation and Bylaws (collectively, the "Organizational Documents");

(ii)

the Corporation’s Registration Statement on Form N-1A and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended  (the "Securities Act"), and the 1940 Act (the "Registration Statement");

(iii)

the Corporation’s notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)

the Corporation’s current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus");

(v)

each Fund’s current plan of distribution adopted by the Corporation under Rule 12b-1 under the 1940 Act (the "Plan");

(vi)

each Fund’s investment advisory agreement;

(vii)

each Fund’s underwriting agreement;

(viii)

contact information for each Fund’s service providers, including but not limited to, the Fund’s administrator, custodian, transfer agent, independent auditors, legal counsel, underwriter and chief compliance officer; and

(ix)

procedures adopted by the Corporation in accordance with Rule 17a-7 under the 1940 Act with respect to affiliated transactions.

(c)

The Corporation shall promptly furnish GFS with all amendments of or supplements to the items listed in Section 1(b) above, and shall deliver to GFS a copy of the resolution of the Board of Directors of the Corporation (the "Board") appointing GFS and authorizing the execution and delivery of this Agreement.

2.

DUTIES OF GFS

GFS’s duties with respect to Fund Accounting, Fund Administration and Transfer Agency services are detailed in Appendices I, II and III to this Agreement.

(a)

In order for GFS to perform the Services, the Corporation (i) shall cause all service providers to the Funds of the Corporation to furnish any and all information to GFS, and assist GFS as may be required and (ii) shall ensure that GFS has access to all records and documents maintained by the Corporation or any service provider to the Corporation or a Fund of the Corporation.

(b)

GFS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(c)

Whenever, in the course of performing its duties under this Agreement, GFS determines, on the basis of information supplied to GFS by the Corporation, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred, or with the passage of time could occur, GFS shall promptly notify the Corporation and its legal counsel of such violation.

3.

FEES AND EXPENSES

(a)

Fees.  As compensation for the Services provided by GFS to the Corporation pursuant to this Agreement, the Corporation, on behalf of each Fund, agrees to pay GFS the fees set forth in Appendix IV attached hereto.  Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date GFS begins providing services to a Fund.  For the purpose of determining fees calculated as a function of a Fund’s assets, the value of the Fund’s assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.  GFS will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month.  Services provided for partial months shall be subject to pro ration.

(b)

Expenses.  GFS will bear its own expenses, in connection with the performance of the Services under this Agreement, except as provided herein or as agreed to by the parties.  In addition to the fees paid under Section 3(a), the Corporation agrees to reimburse GFS for all reasonable out-of-pocket expenses or advances incurred by GFS to perform the Services or otherwise incurred by GFS at the request or with the consent of the Corporation.  For reports, analyses and services requested in writing by the Corporation and provided by GFS, not in the ordinary course, GFS shall charge hourly fees specified in Appendix IV attached hereto.

(c)

Fee Changes.  On each anniversary date of this Agreement (determined from the “Effective Date” for each Fund as set forth on Appendix IV), the base and/or minimum fees enumerated in Appendix IV attached hereto, may be increased by the change in the Consumer Price Index for the Northeast region (the “CPI”) for the twelve-month period ending with the month preceding such annual anniversary date.  Any CPI increases not charged in any given year may be included in prospective CPI fee increases in future years.  GFS Agrees to provide the Board prior written notice of any CPI increase.

(d)

Due Date.  All fees contemplated under Section 3(a) above and reimbursement for all expenses contemplated under Section 3(b) above are due and payable within ten (10) days of receipt of an invoice provided by GFS.  Any fees or reimbursements due hereunder not received by its due date may be assessed interest at the maximum amount permitted by law.

(e)

Books and Records.  The accounts, books, records and other documents (the “Records”) maintained by GFS shall be the property of the Funds, and shall be surrendered to the Funds, at the expense of the Funds, promptly upon request by the Funds in the form in which such Records have been maintained or preserved, provided that all service fees and expenses charged by GFS in the performance of its duties hereunder have been fully paid to the satisfaction of GFS.  GFS agrees to maintain a back up set of Records of the Funds (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original Records are stored.  GFS shall assist the Funds’ independent auditors, or, upon approval of the Funds, any regulatory body, in any requested review of the Funds’ Records.  GFS shall preserve the Records, as they are required to be maintained and preserved by Rule 31a-1 under the 1940 Act ..

(f)

De-Conversion Fees.  Upon termination of this Agreement, GFS will charge a “De-Conversion” fee to compensate GFS for providing to the Fund’s new service providers, all material records, history and data maintained by GFS under this Agreement.  The amount of the De-Conversion fees are specified in Appendix IV attached hereto.  In addition, GFS reserves the right to charge for out-of-pocket expenses associated with the De-Conversion, as specified in Section 12(d) of this Agreement.

(g)

Post-Engagement Audit Support Fees.  After a De-Conversion, GFS is often called upon to provide support to a Fund’s service provider and assist with a Fund’s annual audit. Services provided by GFS to accommodate a Fund’s request following termination of this Agreement shall be subject to GFS’s standard hourly rates existing at the time of the request.  The Fund agrees to compensate GFS, at GFS’s standard hourly rates, for accommodating a Fund’s request following termination of this Agreement.

4.

STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

(a)

Indemnification of GFS.  The Corporation shall, on behalf of each applicable Fund, indemnify and hold GFS harmless from and against any and all losses, damages, costs, charges, reasonable attorney or consultant fees, payments, expenses and liability arising out of or attributable to the Corporation’s refusal or failure to comply with the terms of this Agreement, breach of any representation or warranty made by the Corporation contained in this Agreement, or which arise out of the Corporation’s lack of good faith, gross negligence or willful misconduct with respect to the Corporation’s performance under or in connection with this Agreement.  The Corporation shall hold GFS harmless and GFS shall not be liable for and shall be entitled to rely upon and may act upon information, advice, records, reports and requests generated by the Funds, the Fund ’ s legal counsel and the Fund ’ s independent accountants.  GFS shall be without liability for any action reasonably taken or omitted pursuant to this Agreement.

(b)

Indemnification of the Corporation. GFS shall indemnify and hold the Corporation and each applicable Fund harmless from and against any and all losses, damages, costs, charges, reasonable attorney or consultant fees, payments, expenses and liability arising out of or attributable to GFS’s refusal or failure to comply with the terms of this Agreement, breach of any representation or warranty made by GFS contained in this Agreement or which arise out of GFS’s lack of good faith, gross negligence, willful misconduct or reckless disregard of its duties with respect to GFS’s performance under or in connection with this Agreement.

(c)

Reliance.  Except to the extent that GFS may be liable pursuant to Sections 4(a) and 4(b) above, GFS shall not be liable for any action taken or failure to act in good faith in reliance upon:

(i)

advice of the Corporation , its officers, independent auditors or counsel to the Corporation ;

(ii)

any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction pursuant to the parties standard operating practices;

(iii)

any written instruction or certified copy of any resolution of the Board, and GFS may rely upon the genuineness of any such document, copy or facsimile thereof reasonably believed in good faith by GFS to have been validly executed;

(iv)

any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by GFS to be genuine and to have been signed or presented by the Corporation or other proper party or parties;

(v)

any instruction, information, data, records or documents provided to GFS or its agents or subcontractors furnished (pursuant to procedures mutually agreed to by GFS and the Corporation’s service providers) by machine readable input, data entry, email, facsimile or other similar means authorized by the Corporation;

(vi)

any authorization, instruction, approval, item or set of data, or information of any kind transmitted to GFS in person or by telephone, email, facsimile or other electronic means, furnished and reasonably believed by GFS to be genuine and to have been given by the proper person or persons.  GFS shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation.

GFS shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack of authority of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which GFS reasonably believes in good faith to be genuine.

At any time, GFS may apply to any officer of the Corporation for instructions, and may consult with legal counsel to the Corporation with respect to any matter arising in connection with the routine services to be performed by GFS under this Agreement, and GFS and its agents or subcontractors shall not be liable and shall be indemnified by the Corporation on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel.  GFS agrees to consult first with a Fund’s adviser before engaging in any non-routine legal consultation that may result in additional legal costs to the Fund.

(d)

Errors of Others ..  GFS shall not be liable for the errors of other service providers to the Corporation , including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by GFS) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information) or custodian to the Corporation ; except or unless any GFS action or inaction is a direct cause of the error.

(e)

Reliance on Electronic Instructions. If the Corporation has the ability to originate electronic instructions to GFS in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event GFS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established and agreed upon by GFS and the Fund’s investment adviser.

(f)

Notification of Claims. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

(g)

Notwithstanding any other provision of this Agreement, GFS’s maximum liability to a Fund arising out of the transactions contemplated hereby, whether arising in contract, tort (including, without limitation, negligence) or otherwise, shall not exceed the direct loss to such Fund.  IN NO EVENT SHALL GFS BE LIABLE FOR TRADING LOSSES, LOST REVENUES, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES OR LOST PROFITS, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR GFS WAS ADVISED OF THE POSSIBILITY THEREOF. THE PARTIES ACKNOWLEDGE THAT THE OTHER PARTS OF THIS AGREEMENT ARE PREMISED UPON THE LIMITATION STATED IN THIS SECTION.

5.

LIMITATION OF SHAREHOLDER AND CORPORATION LIABILITY

The Board and the shareholders of each Fund shall not be liable for any obligations of the Corporation or of the Funds under this Agreement, and GFS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund (or Funds) to which GFS’s rights or claims relate in settlement of such rights or claims, and not to the Board or the shareholders of the Funds.  It is expressly agreed that the obligations of the Corporation hereunder shall not be binding upon any of the directors, shareholders, nominees, officers, agents or employees of the Corporation personally, but bind only the corporate property of the Corporation, as provided in the Articles of Incorporation of the Corporation.  The execution and delivery of this Agreement have been authorized by the Board of the Corporation and signed by the officers of the Corporation, acting as such, and neither such authorization by the Board and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Corporation as provided in its Articles of Incorporation.  A copy of the Agreement and Articles of Incorporation are on file with the Secretary of State of Maryland.

6.

EXPENSES ASSUMED BY THE CORPORATION

Except as otherwise specifically stated in this Agreement, GFS shall pay all expenses incurred by it in performing the Services under this Agreement.  Each Fund of the Corporation will bear out-of-pocket expenses incurred by GFS under this Agreement and all other expenses incurred in the operation of the Fund (other than those borne by the investment adviser to the Fund) including, but not limited to:

(a)

taxes;

(b)

interest;

(c)

brokerage fees and commissions, if any;

(d)

fees for Directors who are not officers, directors, partners, employees or holders of five percent (5%) or more of the outstanding voting securities of the investment adviser or GFS;

(e)

Securities and Exchange Commission fees (including EDGAR filing fees);

(f)

state blue sky registration or qualification fees;

(g)

advisory fees;

(h)

charges of custodians;

(i)

transfer and dividend disbursing agents' fees;

(j)

insurance premiums;

(k)

outside auditing and legal expenses;

(l)

costs of maintaining corporate existence;

(m)

costs attributable to shareholder services, including without limitation telephone and personnel expenses;

(n)

costs of preparing and printing prospectuses for regulatory purposes;

(o)

costs of shareholders' reports, Corporate meetings and related expenses;

(p)

Corporation legal fees; and

(q)

any extraordinary expenses.

7.

REPRESENTATIONS AND WARRANTIES

(a)

Representations of GFS.  GFS represents and warrants to the Corporation that:

(i)

it is a limited liability company duly organized and existing and in good standing under the laws of the State of Nebraska;

(ii)

it is empowered under applicable laws and by its organizational documents to enter into this Agreement and perform its duties under this Agreement;

(iii)

it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

(iv)

it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

(b)

Representations of the Corporation.  The Fund represents and warrants to GFS that:

(i)

it is a Corporation duly organized and existing and in good standing under the laws of the State of Maryland;

(ii)

it is empowered under applicable laws and by its Organizational Documents to enter into and perform this Agreement;

(iii)

all proceedings required by said Organizational Documents have been taken to authorize it to enter into and perform this Agreement;

(iv)

it is an open-end management investment company registered under the 1940 Act and will operate in conformance with the 1940 Act and all rules and regulations promulgated thereunder during the term of this Agreement;

(v)

a registration statement under the Securities Act of 1933 is currently  effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

(vi)

Each Fund’s Organizational Documents, Registration Statement and Prospectus are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

8.

CONFIDENTIALITY

GFS and the Corporation agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except that GFS may:

(a)

prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

(b)

provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(c)

release such information as permitted or required by law or approved in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where GFS may be exposed to civil or criminal liability or proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Corporation and the Advisers.

Except as provided above, in accordance with Title 17, Chapter II, part 248 of the Code of Federal Regulations (17 CFR 248.1 – 248.30) (“Reg S-P”), GFS will not directly, or indirectly through an affiliate, disclose any non-public personal information as defined in Reg S-P, received from a Fund to any person that is not affiliated with the Fund or with GFS and provided that any such information disclosed to an affiliate of GFS shall be under the same limitations on non-disclosure.

Both parties agree to communicate sensitive information via secured communication channels (i.e. encrypted format).

9.

PROPRIETARY INFORMATION

(a)

Proprietary Information of GFS. The Corporation acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by GFS on databases under the control and ownership of GFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, “GFS Proprietary Information”) of substantial value to GFS or the third party. The Corporation agrees to treat all GFS Proprietary Information as proprietary to GFS and further agrees that it shall not divulge any GFS Proprietary Information to any person or organization except as may be provided under this Agreement.

(b)

Proprietary Information of the Corporation. GFS acknowledges that the Shareholder list and all information related to shareholders furnished to GFS by the Corporation or by a shareholder in connection with this Agreement (collectively, “Customer Data”) all information regarding the Corporation portfolios, arrangements with brokerage firms, compensation paid to or by the Corporation, trading strategies and all such related information (collectively, “Corporation Proprietary Information”) constitute proprietary information of substantial value to the Corporation. In no event shall GFS Proprietary Information be deemed Corporation Proprietary Information or Customer Data. GFS agrees to treat all Corporation Proprietary Information and Customer Data as proprietary to the Corporation and further agrees that it shall not divulge any Corporation Proprietary Information or Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Corporation or as may be duly requested by regulatory authorities.

(c)

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 9.  The obligations of this section shall survive any earlier termination of this Agreement.

10.

ADDITIONAL FUNDS AND CLASSES

In the event that the Corporation establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and classes under this Agreement with necessary changes made to Appendix IV; however, either GFS or the Corporation may elect not to make any such series or classes subject to this Agreement.

11.

ASSIGNMENT AND SUBCONTRACTING

This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Corporation without the prior written consent of GFS. GFS may subcontract any or all of its responsibilities pursuant to this Agreement to one or more companies, trusts, firms, individuals or associations, which may or may not be affiliated persons of GFS and which agree to comply with the terms of this Agreement; provided, however, that any such subcontracting shall not relieve GFS of its responsibilities hereunder.  GFS may pay such persons for their services, but no such payment will increase fees due from the Corporation hereunder.

12.

EFFECTIVE DATE, TERM AND TERMINATION

(a)

    Effective Date.  This Agreement shall become effective on the date first above written and the effective date with respect to each Fund is set forth on the applicable Appendix IV attached hereto.

(b)

    Term.  This Agreement shall remain in effect for a period of one (1) year from the applicable Fund(s) effective date and shall continue in effect for successive twelve-month periods provided that such continuance is specifically approved at least annually by a majority of the Board.

(c)

    Termination.  This Agreement can be terminated upon ninety (90) days’ prior written notice by either party.  Upon termination of this Agreement, GFS shall have no further obligation to provide Services to the terminating Fund(s) and all outstanding payments due from such Fund(s) under this Agreement shall become immediately due and payable to GFS, including any unpaid fees earned through the date of termination and the balance of all future minimum fees due under the remaining term of this Agreement.  In the event of termination, GFS agrees that it will cooperate to facilitate the smooth transition of services and to minimize disruption to a Fund and its shareholders.  Notwithstanding the foregoing, either party may terminate this agreement upon thirty (30) days’ written notice in the event of a breach.  The parties have a right to attempt to cure a breach within the thirty-day notice period.  If the breach is not cured within said period, then the parties hereto will submit to arbitration, in accordance with Section 14(g), below. In any event, this Agreement can be terminated at any time upon thirty (30) days’ prior written notice if the Board makes a determination to liquidate the Fund.

(d)

    Reimbursement of GFS’s Expenses.  If this Agreement is terminated with respect to a Fund or Funds, GFS shall be entitled to collect from the Fund or Funds, the compensation described under Section 3 of this Agreement, which will include  GFS’s reasonable labor charges and cash disbursements for services in connection with GFS’s activities in effecting such termination, including without limitation, the labor costs and expenses associated with the de-conversion of the Corporation’s records of each Fund from its computer systems, and the delivery to the Corporation and/or its designees of the Corporation’s  property, records, instruments and documents, or any copies thereof.  Subsequent to such termination, for a reasonable fee, GFS will provide the Corporation with reasonable access to all Corporation documents or records, if any, remaining in its possession.

(e)

    Survival of Certain Obligations.  The obligations of Sections 3, 4, 8, 9, 12 and 13 shall survive any termination of this Agreement.

13.

LIAISON WITH ACCOUNTANTS/ATTORNEYS

(a)      GFS shall act as liaison with each Fund’s independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Fund.  GFS shall take reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

(b)

GFS shall act as liaison with each Fund’s legal counsel and shall take reasonable actions to ensure that necessary Fund information is made available to the Fund’s legal counsel.

14.

MISCELLANEOUS

(a)

Amendments.  This Agreement may not be amended, or any provision hereof waived, except in writing signed by the party against which the enforcement of such amendment or waiver is sought.

(b)

Governing Law.  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

(c)

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)

Counterparts.  The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)

Severability.  If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)

Force Majeure.  Neither party shall be liable for failure to perform if the failure results from a cause beyond its control, including, without limitation, fire, electrical, mechanical, or equipment breakdowns, delays by third party vendors and/or communications carriers, civil disturbances or disorders, terrorist acts, strikes, acts of governmental authority or new governmental restrictions, or acts of God.

(g)

Arbitration .   The parties understand and agree that, to the extent permitted by law, all claims arising out of this Agreement will be resolved through final and binding arbitration pursuant to the terms hereof.  In this regard, the parties acknowledge and agree that: (i) such arbitration will be final and binding on the parties; (ii) the parties are hereby waiving their rights to seek remedies in court, including the right to a jury trial; (iii) pre-arbitration discovery is generally more limited than and different from discovery conducted in connection with litigation; (iv) the arbitrator's award is not required to include factual findings or legal reasoning; and (v) a party's right to appeal or seek modification of rulings by the arbitrator will be strictly limited.

Such arbitration will be conducted in New York according to the securities arbitration rules then in effect of the American Arbitration Association.  Both parties understand that the other party may initiate arbitration by serving or mailing a written notice to the other party hereto by certified mail, return receipt requested.  Any award the arbitration panel makes will be final, and judgment on it may be entered in any court having jurisdiction.

This arbitration provision shall be enforced and interpreted exclusively in accordance with applicable Federal law, including the Federal Arbitration Act. Any costs, fees, or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of said award.  The prevailing party shall also be entitled to an award of reasonable attorney fees and costs incurred in connection with the enforcement of this Agreement.  No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action who is a member of a putative class action until:

•

The class certification is denied;

•

The class is decertified; or

•

The person is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

(h)

Headings.  Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(i)

Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or by overnight, registered or certified mail, postage prepaid, or by facsimile to each party at the address set forth below or at such new address designated by such party by notice given pursuant to this Section.

To the Corporation:	To GFS:
Richard Capalbo	Andrew Rogers
President	President
Hillcrest Wells Advisors, LLC	Gemini Fund Services, LLC
1270 Hillcrest Avenue	450 Wireless Boulevard
Pasadena, CA 91106	Hauppauge, NY 11788
Telephone: (626) 484-5144	Telephone: (631) 470-2669
Richardcapalbo1@gmail.com	AndrewR@geminifund.com

With a copy to:
JoAnn Strasser, Esq.
Thompson Hine LLP
312 Walnut Street, 14th Floor
Cincinnati, Ohio 45202-4089
Telephone: (513) 352-6725
Joann. strasser@thompsonhine.com

(j)

Safekeeping. GFS shall establish and maintain facilities and procedures reasonably acceptable to the Corporation for the safekeeping and control of records maintained by GFS under this Agreement including the preparation and use of check forms, facsimile, email or other electronic signature imprinting devices.

(k)

Distinction of Funds.  Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Corporation are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(l)

Representation of Signatories.  Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, effective as of the day and year first above written.

SANTA BARBARA GROUP OF MUTUAL FUNDS, INC.

GEMINI FUND SERVICES, LLC

By:

/s/ Richard Capalbo

                                    By:  /s/ Andrew Rogers

Richard Capalbo

       Andrew Rogers

President

       President

Attest:

By:

/s/ Rod Hagenbuch

                                    By:  /s/ Emile Molineaux

Rod Hagenbuch

       Emile Molineaux

Chief Compliance Officer

       Secretary

            Hillcrest Wells Advisors, LLC

APPENDIX I

Fund Accounting Services

With respect to each Fund electing Fund Accounting Services, GFS shall provide the following services subject to, and in compliance with, the objectives, policies and limitations set forth in the Corporation’s Registration Statement, the Articles of Incorporation, Bylaws, applicable laws and regulations, and resolutions and policies established by the Corporation’s Board:

1)

Timely calculate the net asset value per share with the frequency prescribed in each Fund's then-current Prospectus, transmit the Fund's net asset value to NASDAQ, and communicate such net asset value to the Corporation and its transfer agent;

2)

Calculate each item of income, expense, deduction, credit, gain and loss, if any, as required by the Corporation and in conformance with generally accepted accounting principles ("GAAP"), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws)(the "Code");

3)

Prepare and maintain on behalf of the Corporation, books and records of each Fund, as required by Rule 31a-1 under the 1940 Act, and as such rule or any successor rule, may be amended from time to time, that are applicable to the fulfillment of GFS’s Fund Accounting Services, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Corporation and GFS.  Without limiting the generality of the foregoing, GFS will prepare and maintain the following records upon receipt of information in proper form from the Fund or its authorized agents:

a.

Cash receipts journal

b.

Cash disbursements journal

c.

Dividend record

d.

Purchase and sales - portfolio securities journals

e.

Subscription and redemption journals

f.

Security ledgers

g.

Broker ledger

h.

General ledger

i.

Daily expense accruals

j.

Daily income accruals

k.

Securities and monies borrowed or loaned and collateral therefore

l.

Foreign currency journals

m.

Trial balances

4)

Make such adjustments over such periods as the Corporation’s administrator deems necessary, and communicates to GFS in writing, to reflect over-accruals or under-accruals of estimated expenses or income;

5)

Provide the Corporation and, each investment adviser serving as an investment adviser for a Fund with daily portfolio valuation, net asset value calculation and other standard operational reports as requested from time to time;

6)

Provide all raw data available from its mutual fund accounting system for the Fund’s investment adviser or the administrator to assist in preparation of the following:

a.

Semi-annual financial statements;

b.

Semi-annual form N-SAR and annual tax returns;

c.

Financial data necessary to update form N-1A; and

d.

Annual proxy statement.

7)

Provide facilities to accommodate an annual audit by each Fund’s independent accountants and, upon approval of the Corporation, any audits or examinations conducted by the SEC or any other governmental or quasi-governmental entities with jurisdiction;

8)

Transmit to and receive from each Fund's transfer agent appropriate data on a daily basis and daily reconcile Shares outstanding and other data with the transfer agent;

9)

Periodically reconcile all appropriate data with each Fund's custodian; and

10)

Perform such other record keeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board pursuant to mutually acceptable timelines and compensation agreements.

Fund Accounting Records.

Maintenance of and Access to Records.  GFS shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and, specifically, Rule 31a-1 thereunder.  The books and records pertaining to the Corporation that are in possession of GFS shall be the property of the Corporation.  The Corporation, or the Corporation’s authorized representatives, shall have access to such books and records at all times during GFS’s normal business hours. Upon the reasonable request of the Corporation, copies of any such books and records shall be provided promptly by GFS to the Corporation or the Corporation authorized representatives.  In the event the Corporation designates a successor that assumes any of GFS’s obligations hereunder, GFS shall, at the expense and direction of the Corporation, transfer to such successor all relevant books, records and other data established or maintained by GFS under this Agreement.

Inspection of Records.  In case of any requests or demands for the inspection of the records of the Corporation maintained by GFS, GFS will endeavor to notify the Corporation and to secure instructions from an authorized officer of the Corporation as to such inspection. GFS shall abide by the Corporation's instructions for granting or denying the inspection; provided, however, that GFS may grant the inspection without instructions from the Corporation if GFS is advised to disclose by its legal counsel.

All out-of-pocket expenses will be billed as set forth on Appendix IV.  GFS may from time to time adopt new procedures, or modify existing procedures, in order to carry out its Fund Accounting Services.  Any modification of the Fund Accounting Services provided by GFS as set forth in this Appendix I shall be delivered to the Corporation in writing.

APPENDIX II

Fund Administrative Services

With respect to each Fund electing Fund Administrative Services, GFS shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Corporation’s Registration Statement, the Corporation’s Articles of Incorporation and Bylaws, applicable laws and regulations, and resolutions and policies established by the Corporation’s Board:

1)

    Monitor the performance of administrative and professional services rendered to the Corporation by others, including its custodian, transfer agent, fund accountant and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Corporation;

2)

    Monitor Fund holdings and operations for post-trade compliance with the Prospectus and Statement of Additional Information, SEC statutes, rules, regulations and policies and pursuant to advice from the Fund’s independent public accountants and Corporation counsel, monitor Fund holdings for compliance with IRS taxation limitations and restrictions and applicable Federal Accounting Standards Board rules, statements and interpretations; provide periodic compliance reports to each investment adviser or sub-adviser to the Corporation, and assist the Corporation, the Adviser and each sub-adviser to the Corporation (collectively referred to as “Advisers”) in preparation of periodic compliance reports to the Corporation, as applicable;

3)

   Prepare and coordinate the printing of semi-annual and annual financial statements;

4)

    Prepare selected management reports for performance and compliance analyses agreed upon by the Corporation and GFS from time to time;

5)

    In consultation with legal counsel to the Corporation, the investment adviser, officers of the Corporation and other relevant parties, prepare and disseminate materials for meetings of the Board, including agendas and selected financial information as agreed upon by the Corporation and GFS from time to time; attend and participate in Board meetings to the extent requested by the Board; and prepare or cause to be prepared minutes of the meetings of the Board;

6)

    Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Corporation's independent public accountants;

7)

    Review the Corporation's federal, state, and local tax returns as prepared and signed by the Corporation's independent public accountants;

8)

    Prepare and maintain the Corporation's operating expense budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily net asset value;

9)

    In consultation with legal counsel for the Corporation, assist in and monitor the preparation, filing, printing and where applicable, dissemination to shareholders of the following:

a.

amendments to the Corporation’s Registration Statement on Form N-1A;

b.

periodic reports to the Directors, shareholders and the SEC, including but not limited to annual reports and semi-annual reports;

c.

notices pursuant to Rule 24f-2;

d.

proxy materials; and

e.

reports to the SEC on Forms N-SAR, N-CSR, N-Q and N-PX.

10)

Coordinate the Corporation's audits and examinations by:

a.

assisting each Fund’s independent public accountants, or, upon approval of the Corporation, any regulatory body, in any requested review of a Fund’s accounts and records;

b.

providing appropriate financial schedules (as requested by a Fund’s independent public accountants or SEC examiners); and

c.

providing office facilities as may be required.

11)

Determine, after consultation with legal counsel for the Corporation and the Fund’s investment adviser, the jurisdictions in which Shares of the Corporation shall be registered or qualified for sale; facilitate, register, or prepare applicable notice or other filings with respect to, the Shares with the various state and territories of the United States and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Corporation shall be paid by the Corporation;

12)

Monitor sales of Shares and ensure that the Shares are properly and duly registered with the SEC;

13)

Monitor the calculation of performance data for dissemination to information  services covering the investment company industry, for sales literature of the Corporation and other appropriate purposes;

14)

Prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

15)

Prepare authorization for the payment of Corporation expenses and pay, from Corporation assets, all bills of the Corporation;

16)

Provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

17)

Upon request, assist each Fund in the evaluation and selection of other service providers, such as independent public accountants, printers, EDGAR providers and proxy solicitors (such parties may be affiliates of GFS);

18)

Perform other services, recordkeeping and assistance relating to the affairs of the Corporation as the Corporation may, from time to time, reasonably request pursuant to mutually acceptable timelines and compensation agreements.

All out-of-pocket expenses will be billed as set forth on Appendix IV.  GFS may from time to time adopt new procedures, or modify existing procedures, in order to carry out its Fund Administrative Services.  Any modification of the Fund Administrative Services provided by GFS as set forth in this Appendix II shall be delivered to the Corporation in writing.

APPENDIX III

Transfer Agency Services

With respect to each Fund electing Transfer Agency Services, GFS shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Corporation’s Registration Statement, the Corporation’s Articles of Incorporation and Bylaws, applicable laws and regulations, and resolutions and policies established by the Corporation’s Board:

1)

Provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including:

a.

maintaining all Shareholder accounts;

b.

preparing Shareholder meeting lists;

c.

preparing and certifying direct Shareholder lists in conjunction with proxy solicitations;

d.

preparing periodic mailing of year-end tax and statement information;

e.

mailing Shareholder reports and prospectuses to current Shareholders;

f.

withholding taxes on U.S. resident and non-resident alien accounts;

g.

preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders;

h.

preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; and

i.

providing account information in response to inquiries from Shareholders.

2)

    Receiving for acceptance, orders for the purchase of Shares, and promptly delivering payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board (the “Custodian”); or, in the case of a Fund operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder record keeper for the master portfolios in which the Fund invests;

3)

Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

4)

 Receiving for acceptance, redemption requests and redemption directions and delivering the appropriate documentation therefore to the Custodian or, in the case of Fund operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder record keeper for the master portfolios in which the Fund invests;

5)

 As and when the Fund receives monies paid to it by the Custodian with respect to any redemption, paying over or cause to be paid over the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

6)

Effecting transfers of Shares upon receipt of appropriate instructions from Shareholders;

7)

Monitoring and making appropriate filings with respect to the escheatment laws of the various states and territories of the United States;

8)

Preparing and transmitting to Shareholders (or crediting the appropriate Shareholder accounts) payments for all distributions and dividends declared by the Corporation with respect to Shares of each Fund;

9)

Receiving from Shareholders and/or debiting Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received and provide necessary tracking reports to the Fund’s and/or the Fund’s principal underwriter;

10)

Recording the issuance of shares of a Fund and maintaining pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, issued and outstanding; and

11)

Providing the Corporation on a regular basis with each Fund’s total number of shares that are authorized and issued and outstanding.

Issuance of Shares.

GFS, in its capacity as transfer agent, shall make original issues of Shares of each Fund in accordance with the Fund’s Prospectus, only upon receipt of:

a.

instructions requesting the issuance,

b.

a copy of a resolution of the Board authorizing the issuance,

c.

necessary funds for the payment of any original issue tax applicable to such Shares, and

d.

an opinion of the Corporation’s legal counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Corporation of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If such opinion is contingent upon a filing under Section 24 of the 1940 Act, the Corporation shall indemnify GFS for any liability arising from the failure of the Corporation to comply with such section or the rules thereunder.

The responsibility of GFS for each Fund’s state registration status is solely limited to the reporting of transactions to the Corporation, and GFS shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund, its distributor or other agent.

Transfer of Shares.

Transfers of Shares of each Fund shall be registered on the Shareholder records maintained by GFS. In registering transfers of Shares, GFS may rely upon the Uniform Commercial Code as in effect in the State of Nebraska or any other statutes that, in the opinion of GFS’s legal counsel, protect GFS and the Corporation from liability arising from:

a.

not requiring complete documentation;

b.

registering a transfer without an adverse claim inquiry;

c.

delaying registration for purposes of such inquiry; or

d.

refusing registration whenever an adverse claim requires such refusal.

As transfer agent, GFS will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

Purchase Orders.

Shares shall be issued in accordance with the terms of the Prospectus after GFS or its agent receives either:

a.

an instruction directing investment in a Fund, a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and in the case of an initial purchase, a completed account application; or

b.

the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

Distribution Eligibility.

Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

Determination of Federal Funds.

Shareholder payments shall be considered “Federal Funds” no later than on the day indicated below unless other times are noted in the Prospectus:

a.

for a wire received, at the time of the receipt of the wire;

b.

for a check drawn on a member bank of the Federal Reserve System, on the second Fund Business Day following receipt of the check; and

c.

for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as GFS is credited with Federal Funds with respect to that check.

Lost Shareholders.

GFS shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 (the “Lost Shareholder Rules”) of the Securities Exchange Act of 1934, including, but not limited to, those set forth below.  GFS may, in its sole discretion, use the services of a third party to perform some of or all such services.

a.

documentation of search policies and procedures;

b.

execution of required searches;

c.

tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

d.

preparation and submission of data required under the Lost Shareholder Rules.

Anti-Money Laundering (“AML”) Delegation.

If the Corporation elects to delegate to GFS certain AML duties under this Agreement, the parties will agree to such duties and terms which may be amended from time to time subject to mutual written agreement between the parties.  In consideration of the performance of the duties by GFS pursuant to this Section, the Corporation agrees to pay GFS for the reasonable administrative expense that may be associated with such additional duties in the amount as the parties may from time to time agree in writing.

Anti-Identity Theft Delegation.

To the extent that a Fund has covered accounts that allow redemption proceeds to go to third parties, GFS will assume Anti-Identity Theft monitoring duties for the Fund under this Agreement, pursuant to legal requirements, beginning August 1, 2009. Any out of pocket expenses occurred in this regard are due and payable by the Fund.

Rule 22c-2 Compliance.

Rule 22c-2 under the 1940 Act requires that a fund’s principal underwriter or transfer agent enter into a shareholder information agreement with any financial intermediary or its agent where, through itself or its agent, purchases or redeems shares directly from a fund, its principal underwriter or transfer agent, or through a registered clearing agency.  Each Fund shall ensure that its principal underwriter enters into such agreements, which permits GFS as transfer agent to request information from such financial intermediaries to insure that the Corporation’s procedures are being followed with respect to market timing and, where applicable, early redemption fees.  The Corporation’s procedures in this regard would trigger the information requests, under certain conditions, with respect to said financial intermediaries’ omnibus accounts in the respective Fund.

Processing through the National Securities Clearing Corporation (the “NSCC”).

GFS will: (i) process accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC’s participants, including the Corporation), in accordance with, instructions transmitted to and received by GFS by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by GFS; (ii) issue instructions to each Fund’s Custodian for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Corporation’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts through Networking.

Transfer Agency Records.

GFS shall maintain the following shareholder account information:

•

name, address and United States Tax Identification or Social Security number;

•

number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

•

historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder’s account;

•

any stop or restraining order placed against a Shareholder’s account;

•

any correspondence relating to the current maintenance of a Shareholder’s account;

•

information with respect to withholdings; and

•

any information required in order for GFS to perform any calculations by this Agreement.

All out-of-pocket expenses will be billed as set forth on Appendix IV.  GFS may from time to time adopt new procedures, or modify existing procedures, in order to carry out its Transfer Agency Services.  Any modification of the Transfer Agency Services provided by GFS as set forth in this Appendix III shall be delivered to the Corporation in writing.

APPENDIX IV

LIST OF FUNDS

SERVICES & FEES

This Appendix IV is part of the Fund Services Agreement between Santa Barbara Group of Mutual Funds, Inc. and Gemini Fund Services, LLC.  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Funds set forth on this Appendix IV shall be the later of the date of this Agreement or upon commencement of operations.

COVERED FUNDS

The Funds to be covered under this Agreement include:

Fund Name
PFW Water Fund
Class A
Class C
Class I

Montecito Fund
Class A

SELECTED SERVICES and FEES

The Fund(s) shall pay to GFS the following fees:  (all basis point fees will be calculated based upon the average net assets of the Fund for the previous month)

Administration and Fund Accounting Fees

1.  BASE FEE

CALCULATED FEE WILL BE BASED UPON PRIOR MONTHS AVERAGE NET ASSETS:

(No prorating partial months)

NOTE:  The following administrative service fees are per portfolio serviced plus out-of-pocket expenses.

MINIMUM FEE PER FUND:

Under $5 million	$3,000
From $5 million to $10 million	$3,500
From $10 million to $20 million	$4,000
From $20 million on	$4,500

OR,

NET ASSET CHARGE:

•

First $75 Million of average monthly net assets of Fund - 1/12th of 0.15% (15 basis points), plus

•

Next $75 Million of average monthly net assets of Fund - 1/12th of 0.10% (10 basis points), plus

•

Over $150 Million of average monthly net assets of Fund - 1/12th of 0.07% (7 basis points).

2.   EXPENSES

(i)

Price Quotes.  The charge for equity and bond price quotes per security, per day will be as follows:

$.10 Domestic and Canadian Equities
$.15 Options
$.58 Corp/Gov/Agency Bonds
$.50 International Equities and Bonds
$.80 Municipal Bonds
$1.00 CMO’s

The following expenses will be charged to the Funds as incurred by GFS in connection with the performance of its duties to include

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

Manual processing fee.  The Fund(s) shall pay an additional charge of $500.00 per month for portfolios that transmit daily trades via facsimile as opposed to utilizing an electronic format.

c.

SAS 70 expense.  Each Fund shall pay its allocated portion of the GFS annual SAS 70 review.

d.

Fund Accounting Data De-Conversion fee.  Each Fund shall pay a Fund Accounting record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

(ii)

State Registration (Blue Sky) Fees:

Each Fund shall pay its allocated federal and state regulatory filing fees.  In addition, each Fund shall pay GFS the following fees per state registration:

Initial registration	$ 295.00
Registration renewal	$ 150.00
Sales reports (if required)	$ 25.00

3.

SPECIAL REPORTS

All reports and/or analyses requested by the Funds, their auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Funds, that are not in the normal course of fund administrative activities as specified in Section 2 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

Labor:

General Counsel - $300.00/hr.

Senior staff - $150.00/hr.

Junior staff - $75.00/hr.

Computer time - $45.00/hr.

Fee Increases

On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date.

Transfer Agency Fees

1.

ACCOUNT MAINTENANCE CHARGE:

The Greater of (No prorating for partial months) (1) a minimum maintenance charge per Fund/Class $1,000.00/month; or, (2) charges based upon the total of all open/close accounts(1) per fund/class upon the following annual rates:

Type of Fund

Charge Per Account

Dividend calculated and

paid annually, semi-annually, quarterly

$9.00

Dividend calculated and paid monthly

$12.00

Dividend accrued daily and paid monthly

$16.00

Closed Accounts

$2.00(2)

PLUS,

2. TRANSACTION FEES:

Trade Entry (purchase/liquidation) and maintenance transactions	$ 1.50 each
New account set-up	$ 3.00 each
Customer service calls	$ 1.50 each
Correspondence/information requests	$ 1.75 each
Check preparation	$ .50 each
Liquidation paid by wire transfer	$ 3.00 each
ACH charge	$ .45 each
SWP	$ 1.00 each

3. 24 HOUR AUTOMATED VOICE RESPONSE:

(1) All accounts closed during a month will be considered as open accounts for billing purposes in the month the account is closed.

(2) Closed accounts remain on the shareholder files until all 1099’s and 5498’s have been distributed to the shareholders and send via mag-media to the IRS.

Initial set-up (one-time) charge per Fund - $750.00

Monthly maintenance charge per Fund - $50.00

All calls processed through automated voice response will be billed as a customer service call listed above.

4. Fund/SERV

All Funds processed through Fund/SERV will be subject to an additional monthly charge of $250.00.

All transactions processed through Fund/SERV will be billed at the transaction fee rates listed above.

5. INTERNET ACCESS:

Each shareholder/adviser/broker hit billed at $0.25 per hit.

6. ISSUANCE OF SHARE CERTIFICATES:

For each share certificate issued by GFS, a $15.00 charge will be assessed to the Fund for which the certificate was issued.

7.  RULE 22c-2 COMPLIANCE:

$100 per month service fee for the Corporation, plus $25 per month maintenance fee per Fund.

8.  IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee	$15.00/account *
Incoming transfer from prior custodian	$12.00
Distribution to a participant	$15.00
Refund of excess contribution	$15.00
Transfer to successor custodian	$15.00
Automatic periodic distributions	$15.00/year per account

$15.00/year per account

*Includes $8.00 Bank Custody Fee.

9.    EXPENSES:

Special Reports/Programming Fees

All special reports analyses and/or programming requested by a Fund or the Corporation under this Agreement shall be subject to an additional programming charge, agreed upon in advance, based upon the following rates:

GFS Senior & MIS Staff	$200.00 per hour
GFS Junior Staff	$100.00 per hour

Out -of-pocket Expenses

The Corporation shall reimburse GFS for all out-of-pocket expenses incurred by GFS when performing Services under this Agreement, including but not limited to the following:

o Anti-ID Theft Monitoring	o Pro rata portion of annual SAS 70 review
o Bank Account and other Bank Fees	o Proxy Services
o Customer Identification/AML Program Costs	o Record Storage
o Fund Stationery and Supplies	o Regulatory fees and assessments
o Locating Lost Shareholders/Escheatment Costs	o State and Federal filing fees and assessments
o NSCC Charges	o Tax Reporting
o Postage	o Telephone and Toll Free Lines
o Pre and Post Sale Fulfillment	o Travel Requested by the Corporation
o Printing Fund Documents

Fee Increases

On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date.

Additional Charges:

a.

Transfer Agency De-Conversion fee.  Each Fund shall pay a Transfer Agency record data de-conversion fee in the amount of $15,000.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

b.

Rule 22c-2 compliance fee.  The Funds shall pay a $100.00 monthly administration fee for Rule 22c-2 compliance per fund family, plus an additional monthly fee of $25.00 per Fund.

Optional Web Services

Check this box to elect 24 Hour Automated Voice Response

24 Hour Automated Voice Response Charges:
Initial set-up (one-time) charge	$1,500.00 per fund family
Monthly charge	$50.00 per fund family

Web Package Fees:

Check this box for Shareholder Desktop Web Package (described below)

$7,500.00 initial installation charge

$2,500.00 annual maintenance (invoiced annually in advance)

Check this box for Shareholder Desktop Online New Accounts (described below)

$2,500.00 initial installation charge

$2.50 per new account fee

Check this box for Fund Data Web Package (described below)

$5,000.00 initial installation charge

$1,500.00 annual maintenance (invoiced annually in advance)

SHAREHOLDER DESKTOP WEB PACKAGE

Proprietary Secure Web-Based Direct Interface With Transfer Agent Data

Supports Five Levels of Access

•

Fund Administrator

•

Broker/Dealer

•

Broker/Dealer Branch

•

Registered Representative

•

Shareholder

Customizable Look And Feel (Logo And Color Scheme)

Account Inquiry

•

Portfolio Summary

•

Account Position

•

Transaction History

•

General Account Information

Online Transactions (Must have this reflected in the prospectus to offer this functionality)

•

Exchanges

•

Purchases

•

Redemptions

•

Prospectus and SAI Access

Account Maintenance

•

Change of Shareholder Information

o

Address

o

Phone Number

o

Email Address

Online Statement Access

•

Quarterly Statements and Confirms

•

Electronic Delivery (Should have this reflected in the prospectus and application to offer this functionality)

o

Statements

o

Confirms

o

Regulatory Mailings

SHAREHOLDER DESKTOP ONLINE NEW ACCOUNTS

•

Allows clients the ability to set up a new account online if they provide valid ACH information and agree to all disclaimers and agreements on site.

•

E-Signature capability

FUND DATA WEB PACKAGE

Performance Web Page

•

Comprehensive performance report hosted by GFS

o

Fund performance updated nightly

o

Up to 20 indexes available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

o

Growth of $10,000 graph available

Holdings web page

•

Fund holding updated periodically to meet fund disclosure rules hosted by GFS

o

Fund holding updated periodically to meet fund disclosure rules

o

Top ten report available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Historical NAV web page

•

Provides historical NAV information for a specified period of time and for a specified fund

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Fulfillment web page

•

Provides an online request form for shareholders who wish to request a hard copy of the fulfillment material mailed to them

o

Request is automatically routed online to the Shareholder Services Team at GFS for processing

o

Reporting of Fulfillment requests made online or via phone available via GFS Reporting Services Tool.

GFS reporting utilizes the next generation secure web-based report delivery vehicle which allows for direct request or subscription based delivery reports available in multiple formats (PDF, Excel, XML, CSV)

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